EXHIBIT 10.1

FIRST AMENDMENT AND MODIFICATION OF

LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT AND MODIFICATION OF LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Modification”) is made as of the 20th day of June, 2012 by and between REGO II BORROWER LLC, a Delaware limited liability company (“Borrower”), having an address at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652, BANK OF CHINA, NEW YORK BRANCH, having an address at 410 Madison Avenue, New York, New York 10017, both in its capacity as lender under the Loan Agreement, and as deposit bank under the Cash Management Agreement (“Bank”  or “Lender”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement (as hereinafter defined).

RECITALS

            WHEREAS, Lender and Borrower have previously entered into that certain Loan and Security Agreement, dated as of November 30, 2011 (as amended and modified by this Modification and as otherwise amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”), pursuant to which Lender made a loan to Borrower in the original principal amount of TWO HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($275,000,000.00) (the “Loan”) for purposes more fully set forth in the Loan Agreement;

            WHEREAS, the Loan is evidenced by that certain Consolidated, Amended and Restated Promissory Note, dated November 30, 2011, made by Borrower and payable to the order of Lender in the principal amount of TWO HUNDRED SEVENTY-FIVE MILLION and No/100 Dollars ($275,000,000.00) (together with all extensions, renewals, modifications, substitutions and amendments thereof, collectively, the “Note”);

            WHEREAS, the Note is secured by, among other things, that certain Consolidated, Amended and Restated Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated November 30, 2011, made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”) encumbering the real property and improvements now or hereafter located thereon as more particularly described in the Mortgage (the “Property”);

            WHEREAS, as additional security for the Loan, Alexander’s Inc., a Delaware corporation (“Guarantor”) delivered to Lender (i) that certain Guaranty of Recourse Obligations, dated as of November 30, 2011 (the “Recourse Guaranty”) and (ii) Guarantor and Borrower delivered that certain Environmental Indemnity Agreement, dated as of November 30, 2011  (the “Environmental Indemnity”);

            WHEREAS, at the time the Loan Agreement was entered into, Borrower, Lender and Bank entered into that certain Cash Management Agreement, dated as of November 30, 2012 (“Cash Management Agreement”) governing the establishment and maintenance of certain accounts;

            WHEREAS, in connection with the Loan, Borrower executed and delivered to Lender those certain documents listed on Exhibit A attached hereto (inclusive of the Loan Agreement, the Note, the Mortgage, the Recourse Guaranty and the Environmental Indemnity, collectively, the “Loan Documents” and each, a “Loan Document”); and

            WHEREAS, the Borrower has requested certain modifications to the Loan Agreement and Lender has agreed to amend certain provisions of the Loan Agreement, the Cash Management Agreement and the other Loan Documents in accordance with such request, subject to and in accordance with the conditions and terms of this Modification.

            NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender hereby agree that the Loan Agreement and the other Loan Documents shall be modified as follows:

1.                  Modification to Loan Agreement.

1.1              Modifications to Definitions.

(a)                The following definitions are hereby added, in appropriate alphabetical order, in the Loan Agreement:

            “Sweep Event” shall mean, as of any Determination Date, Lender’s reasonable determination that the Debt Service Coverage Ratio is less than 1.25 to 1.00 but greater than 1.10 to 1.00.

            “Sweep Event Account” shall have the meaning set forth in Section 3.1.1(f).

            “Sweep Event Cure” shall have the meaning set forth in the definition of “Sweep Event Period”.

            “Sweep Event Target Amount” shall mean an amount reasonably determined by Lender which, if applied as a payment in reduction of the Principal Amount, would cause the Debt Service Coverage Ratio as of the applicable Determination Date to be equal to 1.25 to 1.00.

            “Sweep Event Period” shall mean any period commencing upon the occurrence of a Sweep Event, and ending on account of any particular Sweep Event, on such subsequent Determination Date, as Lender reasonably determines that the Debt Service Coverage Ratio was greater than 1.25 to 1.00 for the Calculation Period ending on the last day of the calendar quarter immediately preceding such Determination Date (a “Sweep Event Cure”).

(b)               The following definitions hereby replace the corresponding definitions in the Loan Agreement:

            “DSCR Collateral Event” shall mean, as of any Determination Date, the failure by Borrower, as reasonably determined by Lender, to maintain a Debt Service Coverage Ratio of at least 1.10 to 1.00 for the Calculation Period ending on the last day of the calendar quarter immediately preceding such Determination Date.

            “DSCR Collateral Period” shall mean any period commencing upon any Determination Date as of which Lender reasonably determines that a DSCR Collateral Event has occurred and ending on such subsequent Determination Date, if any, as Lender reasonably determines that the Debt Service Coverage Ratio was greater than 1.10 to 1.00 for the Calculation Period ending on the last day of the calendar quarter immediately preceding such Determination Date.

            “Remargining Collateral” shall have the meaning set forth in Section 3.1.6(c).

1.2              Modification to Section 3.1.1.  Section 3.1.1 of the Loan Agreement shall be modified by adding the following provision as a new clause (f) immediately following clause (e):

            “(f)      a sub-account for the retention of Account Collateral during any Sweep Event Period, for the purpose of establishing cash collateral as security for the Loan (the “Sweep Event Account”);”

1.3              Modification to Section 3.1.5.  (a) Section 3.1.5 of the Loan Agreement shall be modified by adding a new designation of clause (a) immediately preceding the first paragraph thereof and by adding the following provision as a new clause (b):

“(b)      Following the occurrence and during the continuance of a Sweep Event Period, provided no Event of Default shall have occurred and be continuing, on the twentieth (20) day of each calendar month during the term of the Loan (or if such day is not a Business Day, on the next succeeding Business Day), any sums that are on deposit in the Deposit Account (other than sums on deposit in the Reserve Accounts) in excess of the amount sufficient to pay the items listed in Sections 3.1.6(a)(i)-(vi) shall be disbursed by Lender to the Borrower’s Account for purposes of payment of Borrower’s Operating Expenses in accordance with the Annual Budget, as contemplated under Section 3.1.6(a)(vii).  Any funds remaining on deposit in the Deposit Account after disbursement to Borrower for budgeted Operating Expenses shall be transferred to the Sweep Event Account pursuant to Section 3.1.6(a)(viii).”

1.4              Modifications to Section 3.1.6.

            (a)  Section 3.1.6(a)(vii) shall be modified by being deleted in its entirety and replaced with the following provision (and adding new Sections 6(a)(viii) and (ix)):

                        “(vii)    Seventh, during any Sweep Event Period, to Borrower, funds sufficient to pay all monthly operating expenses for the then current month in accordance with the Approved Budget;
                        (viii)     Eighth, during any Sweep Event Period, any amounts remaining after payment of the items set forth in clauses (i)  through (vii)  above, as applicable, to the Sweep Event Account until amounts in the Sweep Event Account are equal to the Sweep Event Target Amount; and
                        (ix)       Ninth, the amounts remaining after payment of the items set forth in clauses (i)  through (viii)  above, as applicable, to Borrower’s Account.”
(b)        Section 3.1.6 shall be further modified by deleting existing Section 3.1.6(b) and adding the following provision as a new Section 3.1.6(b):

            “(b)      At such time, if ever, as a Sweep Event Cure shall occur in respect of any Sweep Event Period, then provided no Event of Default shall have occurred and be continuing, Lender shall release any funds remaining on deposit in the Sweep Event Account to Borrower.”

(c)        Section 3.1.6 shall be further modified by adding the following provision as a new Section 3.1.6(c):

“(c)      Within thirty (30) Business Days after notice from Lender that a DSCR Collateral Event has occurred, Borrower shall (i) prepay the Loan, (ii) post Cash with Lender, or (iii) deliver a Letter of Credit to Lender (items (ii) and (iii), the “Remargining Collateral”), in each case, in an amount necessary to reduce the Principal Amount (or, in the case of Remargining Collateral, assuming the Remargining Collateral were applied to reduce the principal amount of the Loan) such that the Debt Service Coverage Ratio is equal to at least 1.10 to 1.00.  Lender hereby acknowledges and agrees that any sums that are on deposit in the Sweep Event Account shall be counted towards Borrower’s obligation to deliver the Remargining Collateral hereunder. If Borrower delivered Remargining Collateral to Lender, then within seven (7) Business Days following the written request of Borrower upon the expiration of the DSCR Collateral Period and, provided no Event of Default shall have occurred and be continuing under this Agreement, Lender shall release such portion of the Remargining Collateral which has not been previously applied by Lender in accordance with this Section 3.1.6(c) to Borrower.”

1.5              Modifications to Section 13.1(a)(i)(D).  Subclause (D) of Section 13.1(a)(i) of the Loan Agreement shall be deleted in its entirety and replaced with the following clause:

“(D) any amount payable pursuant to Section 3.1.6(c) is not paid in full when due, or Borrower shall fail to post the Remargining Collateral required under Section 3.1.6(c).”

2.                  Modifications to Cash Management Agreement.

2.1              Modifications to Definitions.  Section 1 of the Cash Management Agreement shall be modified by (a) deleting the definition of “Excess Cash Flow”, (b) adding the phrase “the Sweep Event Account” immediately following the phrase “Leasing Reserve Account,” in the definition of “Accounts” and (c) by adding the following definition of “Sweep Event Account”:

            “Sweep Event Account” shall have the meaning set forth in Section 4(b)(vii) hereof.”

2.2              Modification to Section 4(b).             Section 4(b) of the Cash Management Agreement shall be modified by adding the following as a new clause (vii):

“(vii)    Sweep Event Account.  A sub-account of the Deposit Account into which shall be, during the continuance of a Sweep Event Period, transferred from the Deposit Account, the amounts required to be deposited therein pursuant to Section 3.1.6(a)(viii) of the Loan Agreement (the “Sweep Event Account”); and”

2.3              Modification to Section 6.      Section 6 of the Cash Management Agreement shall be modified by deleting Section 6(a)(vii) and replacing it with the following provision (and adding new Sections 6(a) (viii) and (ix)):

            (vii) Seventh, during any Sweep Event Period, to Borrower, funds sufficient to pay all budgeted Operating Expenses for the then current month in accordance with the Loan Agreement;
            (viii)     Eighth, during any Sweep Event Period, any amounts remaining after payment of the items set forth in clauses (i)  through (vii)  above, as applicable, to the Sweep Event Account until amounts in the Sweep Event Account are equal to the Sweep Event Target Amount; and

            (ix)       Ninth, the amounts remaining after payment of the items set forth in clauses  (i) through (viii)  above, as applicable, shall be disbursed to Borrower’s Account pursuant to written direction from Lender to Deposit Bank.

2.4              Modification to Section 8.      Section 8 of the Cash Management Agreement shall be modified by adding the following provision as subsection (b):

                        “(b) At such time, if ever, as a Sweep Event Cure shall occur in respect of any Sweep Event Period, then provided no Event of Default shall have occurred and be continuing, Lender shall release any funds remaining on deposit in the Sweep Event Account to Borrower.”

3.                  Representations and Warranties.  Borrower hereby represents, warrants, acknowledges and agrees, as of the date hereof, that:

3.1              Recitals Incorporated.  The Recitals set forth at the beginning of this Modification are hereby incorporated into and made a part of the substantive provisions of this Modification.

3.2              Full Force and Effect.  The Loan Agreement, the Note, the Mortgage and the other Loan Documents, each as modified by this Modification, are in full force and effect.

3.3              Borrower Obligations; Estoppel.  All obligations of Borrower to Lender under the Loan Documents, each as modified by this Modification, constitute the valid and binding obligations of Borrower in accordance with the terms of the Loan Documents, each as modified by this Modification, without any offset, defense, claim or counterclaim of any nature whatsoever.  The unpaid principal amount of the Loan is $273,756,166.99, and interest on such principal sum has been paid through May 31, 2012.   Except in connection with this Modification, the Loan Agreement and the other Loan Documents have not been modified.

3.4              Loan Agreement References.  All references in the Loan Agreement and the other Loan Documents to “this Agreement”, “the Loan Documents” and “the Loan Agreement” or words of like import shall be deemed to refer to such document, the Loan Documents and the Loan Agreement, each as amended hereby.

3.5              Borrower Authority.  Borrower has full power, authority and legal right to execute this Modification and to keep and observe all of the terms of the Loan Documents, each as modified by this Modification, on Borrower’s part to be performed.

4.                  Effect of this Modification.  It is expressly understood and agreed that this Modification is given for the purpose of modifying the terms, provisions, covenants and conditions of the Loan Agreement and the other Loan Documents.  No part of the Indebtedness evidenced by the Note and secured by the Mortgage, shall be disturbed, discharged, cancelled or impaired by the execution of this Modification, it being the intention of the parties hereto that this Modification shall not create any new or further principal indebtedness other than the principal indebtedness secured by, or which under any contingency may become secured by, the Mortgage.

5.                  Miscellaneous Provisions.

5.1              Governing Law.  The place of negotiation, execution and delivery of this Modification is the State of New York.  This Modification shall be governed by and construed and enforced in accordance with the laws of the State of New York.  It is the intent of the parties hereto that the provisions of Section 5-1401 of the General Obligations Law of the State of New York apply to this Modification.

5.2              Counterparts; Headings.  This Modification may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one instrument.  The captions and headings of the various sections of this Modification are for purposes of reference only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.  Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.  The exchange of signature pages by facsimile or portable document format (PDF) transmission shall constitute effective delivery of such signature pages and may be used in lieu of the original signature pages for all purposes.  Signatures of the parties hereto transmitted by facsimile or portable document format (PDF) shall be deemed to be their original signatures for all purposes.

5.3              Successors and Assigns.  The provisions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

5.4              Merger.  It is understood and agreed that all understandings and agreements heretofore had between the parties hereto with respect to the subject matter hereof are merged in this Modification, which fully and completely expresses the parties’ agreements with respect to the matters contained herein.

5.5              Unenforceability.  In the event any one or more of the provisions contained in this Modification shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Modification, and this Modification shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6              Full Force and Effect.  Except as specifically modified by this Modification, all terms, covenants and provisions of the Loan Agreement and the other Loan Documents as set forth in any agreements executed in connection therewith shall remain unmodified and in full force and effect.

5.7              No Further Restructures.  Borrower expressly acknowledges and agrees that Lender is under no obligation to further amend or, except as expressly provided by the Loan Agreement, extend the Loan.

5.8              Further Modifications.  This Modification may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the parties hereto.

5.9              Conflicts.  In the event of any conflict between the terms of this Modification and the terms of the Loan Agreement or any of the other Loan Documents, the terms of this Modification shall govern.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and Modification of Loan Agreement and Other Loan Documents as of the date first above written.

LENDER:

BANK OF CHINA, NEW YORK BRANCH

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	First Vice President

By:	/s/ Xu Haifeng
Name:	Xu Haifeng
Title:	Assistant General Manager

BORROWER:

REGO II BORROWER LLC,
a Delaware limited liability company

By:	/s/ Michael D. Fascitelli
Name:	Michael D. Fascitelli
Title:	Authorized Signatory

[Signature Continue On Following Page]

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO THIS MODIFICATION:

ALEXANDER’S, INC.,
a Delaware corporation

By:	/s/ Michael D. Fascitelli
Name:	Michael D. Fascitelli
Title:	President

Exhibit A

MORTGAGE LOAN DOCUMENTS

  Loan and Security Agreement, dated November 30, 2011, by and between Borrower and Lender;

  Consolidated, Amended and Restated Promissory Note, dated November 30, 2011, by Borrower for the benefit of Lender in the amount of $275,000,000.00;

  Consolidated, Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement, dated November 30, 2011, between Borrower and Lender;

  Section 255 Affidavit (Consolidated Mortgage), dated November 30, 2011, by Borrower;

  Assignment of Leases and Rents, dated November 30, 2011, made by Borrower to Lender;

  Section 255 Affidavit (Assignment of Leases and Rents), dated November 30, 2011, by Borrower;

  Environmental Indemnity Agreement, dated November 30, 2011, made by Borrower and Guarantors for the benefit of Lender;

  Guaranty of Recourse Obligations, dated November 30, 2011, made by Guarantors for the benefit of Lender;

  Cash Management Agreement, dated November 30, 2011, made by and among Alexander’s, Inc., (“Property  Manager”), Borrower, Lender and Bank of China, New York Branch, as deposit bank;

  Blocked Account Control Agreement, dated November 30, 2011, made by Borrower, Lender and JPMorgan Chase Bank, N. A.;

  Assignment, Consent and Subordination of Management Agreement, dated November 30, 2011 by and among Borrower, Property Manager and Lender;

  Assignment of Interest Rate Protection Agreement, dated November 30, 2011, made by Borrower for the benefit of Lender;

  Assignment of Contracts, Licenses and Permits, dated November 30, 2011, made by Borrower for the benefit of Lender;

  UCC-1 Financing Statement filed with the Clerk of Queens County, New York;

  UCC-1 Financing Statement filed with the Delaware Secretary of State;